Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

General Mills, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-176243 and 333-179621) on Form S-3 and registration statements (No. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, 333-109050, 333-131195, 333-139997, 333-148820, 333-163849, and 333-179622) on Form S-8 of General Mills, Inc. of our report dated July 3, 2012, with respect to the consolidated balance sheets of General Mills, Inc. as of May 27, 2012 and May 29, 2011, and the related consolidated statements of earnings, total equity, comprehensive income, and redeemable interest, and cash flows for each of the years in the three-year period ended May 27, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 27, 2012, which report appears in the May 27, 2012 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

July 3, 2012